UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Under § 240.14a-12

Airgas, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Interoffice Memo
Peter McCausland Executive Chairman Airgas, Inc. 259 N. Radnor-Chester Road Suite 100 Radnor, PA 19087-5283 www.airgas.com
To:                          All Airgas Associates
From:                   Peter McCausland
Date:                     November 24, 2015
Subject:             Update on Airgas Acquisition: Thankful for an Exciting Future with Air Liquide
In the week following the announcement of our historic deal with Air Liquide (pronounced: Li-KEED), Mike Molinini and I have enjoyed sharing the news and our excitement for the future with all of you.
We've been thrilled to hear that many of you are excited about our next chapter with Air Liquide and see the proposed merger as a great opportunity. Some of the many comments from our field associates that have resonated with me have been: "I am actually very excited for the adventure to come!" and "I am excited for our future!" Comments like these from our team have certainly been a highlight of the last week.
On Wednesday, the day following our announcement, Mike, Andy Cichocki, and I travelled to New York City, as did Air Liquide's Chairman and CEO Benoît Potier, Senior Executive Vice President and Director Pierre Dufour, and President and CEO of Air Liquide in the U.S. Michael Graff, to meet with media and investors and to celebrate together in person.

Benoît Potier and Peter
Throughout many discussions and meetings with Air Liquide's senior leadership, Mike, Andy, and I have been impressed by their commitment to our similar company cultures and shared values, notably an unwavering dedication to safety, focus on local service that is close to the customer, and true appreciation of our associates. I am continually reaffirmed in the conviction that Air Liquide is the perfect match for Airgas' associates and customers.

Answering Your Questions
I want to thank you for your support and open dialogue in the last week as Airgas leaders met with you to discuss the news. We have been compiling and tracking the questions we have received and are working on gathering answers to include in future communications. As you know, there are many details being worked through at this time, but we are committed to providing you with on-going, frequent updates throughout this process. At the end of this memo, you will find answers to several questions we have received over the last week.
Many of the questions we have received so far are related to associate benefits, including the Employee Stock Purchase Plan (ESPP). Please know that we are working to clarify information on these related topics and will provide answers to your questions as soon as possible. You can expect to see a benefits-related communication next week.
We have heard that some of you have received solicitation phone calls regarding your benefits accounts. You should not expect to receive direct phone calls or emails from Airgas benefits providers. Any information regarding associate benefits will be disseminated directly from Airgas.
Continuing to Compete While Looking Ahead
Thank you also for communicating with our customers in the last week to inform them of the news and respond to their questions with positivity and reassurance. We must remain focused on continuing to provide our customers with the same top-notch service they've come to expect from Airgas. Our competitors will be quick to spot and exploit any lack of focus on our part. Please continue pursuing new business opportunities, growing our business, and optimizing our operations as you have always done. Remember, it is business as usual at Airgas.
The two companies will remain independent entities until the deal is finalized. This means that discussing prices, customers, or other competitively sensitive topics or collaborating on business or other ventures at this point is strictly forbidden. We will maintain the same level of aggressiveness and independence in the marketplace that we had prior to the announcement, and we expect Air Liquide to do the same.

Now that the agreement is signed and the news is public, Mike and I are eager to shift our focus towards the necessary steps to finalize the transaction, including obtaining Airgas shareholder approval and receiving regulatory approvals. Once completed, we can begin the integration process of combining two high-caliber organizations into the largest gas company in the world. When the time comes, Mike, Andy, and I will be heavily involved in that process.
Thankful for Your Hard Work
We have much to be thankful for here at Airgas — an amazing team of 17,000 associates, a strong culture of safety and service, and a future full of opportunity. As I have been known to say, "The best time at Airgas is now." I believe this now with as much conviction as ever.
I wish you and your family a safe, relaxing, and very happy Thanksgiving holiday.

Additional FAQs:
•	Can Airgas associates work with Air Liquide on pending deals? No. The two businesses must operate independently until the transaction is completed.
•
How will Airgas management work with Air Liquide in the new combined business? We expect management from both companies to play key roles in running the new operations. Bringing together the best of our combined talents and resources is a great opportunity for the new company.

•	What will Mike and Peter do now? Mike and Peter are eager to begin integration planning and will both play active roles in ensuring a successful transition.
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How can it be business as usual when the announcement stated there would be $300 million in synergies? The overwhelming value of the combination comes from augmented sales growth, vertically integrating the gas supply chain, and application of best practices across the new company. However, much of the opportunity resides in Business Process Improvement activities that we are already pursuing, and this deal may well accelerate our progress on them.

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What does it mean to be a wholly owned subsidiary? A wholly owned subsidiary is a company that is completely owned by a parent company rather than public shareholders. Air Liquide selected Airgas to become a subsidiary to achieve its goal of growth in the U.S. market and will expect us to perform in this responsibility once the transaction has been completed.

Important Additional Information and Where to Find It
In connection with the proposed transaction, Airgas, Inc. ("Airgas") will file with the SEC and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, AIRGAS'S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.  Investors and security holders may obtain a free copy of the proxy statement and other documents that Airgas files with the SEC (when available) from the SEC's website at www.sec.gov and Airgas's website at http://investor.shareholder.com/arg/. In addition, the proxy statement and other documents filed by Airgas with the SEC (when available) may be obtained from Airgas free of charge by directing a request to Joseph Marczely, Manager, Investor Relations, Airgas, Inc., 259 N. Radnor-Chester Road, Radnor, PA 19087-5283, Phone: 610-263-8277.

Airgas and its directors, executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Airgas stockholders with respect to the proposed acquisition of Airgas. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Airgas's Annual Report on Form 10-K for the fiscal year ended March 31, 2015. Additional information regarding the interests of such individuals in the proposed acquisition of Airgas will be included in the proxy statement relating to such acquisition when it is filed with the SEC. These documents may be obtained free of charge from the SEC's website at www.sec.gov and Airgas's website at http://investor.shareholder.com/arg.